Exhibit 99.1

UVE REPORTS SECOND-QUARTER 2013

NET INCOME GROWTH OF 119 PERCENT AND EARNINGS PER

SHARE GROWTH OF 132 PERCENT

Fort Lauderdale, Fla., August 6, 2013 - Universal Insurance Holdings, Inc. (Company) (NYSE MKT: UVE) reported net income of $17.0 million, or $0.44 per diluted share, for the second quarter of 2013, compared to net income of $7.8 million, or $0.19 per diluted share, for the same period in 2012.

Second-Quarter 2013 Highlights

•	Strongest quarterly net income and earnings per share (EPS) since 2007.

•	Net income and EPS growth of 119 percent and 132 percent, respectively, compared to Q2 2012.

•	Net earned premiums grew by over 20 percent versus Q2 2012.

•	Repurchased approximately 6.7 million shares of common stock during Q2 2012 at a significant discount to market price.

Chairman, President and CEO Sean Downes commented, “Second-quarter 2013 earnings were very strong and represented our best quarterly results since 2007. With underwriting margins continuing to improve and a significantly better investment portfolio performance, we were able to more than double earnings over the second quarter of last year. With first half EPS growth of nearly 66 percent, we believe Universal is well positioned to continue implementing our strategic business plan.”

Second-Quarter 2013 Results

Comparing the second quarter of 2013 to the second quarter of 2012, net income improved by $9.3 million, or $0.25 per diluted share, as a result of higher net earned premiums, a reduction in losses and loss adjustment expenses, as well as the absence of unrealized gains and losses for changes in the fair value of trading investments. Additionally, second-quarter 2013 EPS benefited from lower outstanding shares related to the share repurchases made by the Company during the quarter.

Net earned premiums grew $11.2 million, or 20.1 percent, in the second quarter of 2013 compared to the same quarter in 2012, primarily as a result of increases in premium rates over the past 24 months, a reduction in the quota-share cession rate from 50 percent for the 2011-2012 reinsurance program to 45 percent for the 2012-2013 and 2013-2014 reinsurance programs, and strategic initiatives the Company has undertaken to manage its exposure.

Second-quarter 2013 operating costs increased 2.4 percent compared to the same quarter last year, as general and administrative expenses increased $5.4 million, or 30.7 percent, and were partially mitigated by lower losses and loss adjustment expenses, which decreased $4.2 million, or 14.4 percent.

First Six-Months 2013 Results

For the first six months of 2013, the Company’s net income and diluted earnings per share grew 64.2 percent and 65.9 percent, respectively, compared to the same period of 2012.

Net premiums earned increased 26.8 percent for the first six months of 2013 compared to the same period of 2012, as a result of the factors mentioned above in the second-quarter discussion.

Share Repurchases

During the second quarter of 2013, the Company repurchased approximately 6.7 million shares of its common stock at a weighted average purchase price of $4.21, a significant discount compared to the market price of the stock.

Also, as announced on August 1, the Company repurchased an additional 350,000 shares of its common stock at $7.02 per share, a discount to the market price of its stock.

Cash Dividends

On April 18, 2013, the Company announced that its board of directors declared a cash dividend of $0.08 per share of common stock, which was paid on June 17, 2013, to shareholders of record on June 3, 2013. The dividend declaration was consistent with the Company’s previously announced intention to declare a dividend of $0.08 per share in the second, third and fourth quarters of 2013. If declared and paid as intended, the annual dividend in 2013 would be $0.32 for each common share.

Repositioned Investment Portfolio

During the second quarter, Universal utilized its cash position to reposition its investment portfolio to consist of a diversified available for sale portfolio of fixed maturities and equity securities through Deutsche Bank Investment Asset Division, the Company’s investment portfolio advisor. At June 30, 2013, the Company had fixed maturities of $289.4 million and equity securities of $53.5 million, which compares to $14.0 million of fixed maturities and no equity securities at March 31, 2013.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts and Maryland. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for the quarter ended June 30, 2013.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,
	2013	2012
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$219,946	$222,568
Ceded premiums written	(133,897)	(102,433)

Net premiums written	86,049	120,135
Change in net unearned premium	(19,182)	(64,441)

Premiums earned, net	66,867	55,694
Net investment income (expense)	137	(16)
Net realized gains (losses) on investments	(1)	(1,705)
Net change in unrealized gains (losses) on investments	23	(5,788)
Commission revenue	5,271	6,131
Policy fees	3,819	4,072
Other revenue	1,640	1,540

Total premiums earned and other revenues	77,756	59,928

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	25,199	29,437
General and administrative expenses	22,869	17,499

Total operating costs and expenses	48,068	46,936

INCOME BEFORE INCOME TAXES	29,688	12,992
Income taxes, current	12,351	9,086
Income taxes, deferred	308	(3,871)

Income taxes, net	12,659	5,215

NET INCOME	$17,029	$7,777

Basic earnings per common share	$0.47	$0.20

Weighted average common shares outstanding - Basic	36,378	39,668

Fully diluted earnings per common share	$0.44	$0.19

Weighted average common shares outstanding - Diluted	38,314	40,377

Cash dividend declared per common share	$0.08	$0.08

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30,
	2013	2012
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$424,085	$412,571
Ceded premiums written	(275,214)	(265,867)

Net premiums written	148,871	146,704
Change in net unearned premium	(16,595)	(42,370)

Premiums earned, net	132,276	104,334
Net investment income (expense)	149	(52)
Net realized gains (losses) on investments	(16,038)	(9,154)
Net change in unrealized gains (losses) on investments	7,897	3,399
Net foreign currency gains (losses) on investments	—	23
Commission revenue	10,257	10,672
Policy fees	7,505	7,973
Other revenue	3,165	2,980

Total premiums earned and other revenues	145,211	120,175

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	51,682	55,611
General and administrative expenses	44,079	35,343

Total operating costs and expenses	95,761	90,954

INCOME BEFORE INCOME TAXES	49,450	29,221
Income taxes, current	16,298	9,860
Income taxes, deferred	4,164	1,711

Income taxes, net	20,462	11,571

NET INCOME	$28,988	$17,650

Basic earnings per common share	$0.76	$0.44

Weighted average common shares outstanding - Basic	38,138	39,528

Fully diluted earnings per common share	$0.73	$0.44

Weighted average common shares outstanding - Diluted	39,760	40,460

Cash dividend declared per common share	$0.16	$0.18

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	As of
	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$180,857	$347,392
Restricted cash and cash equivalents	2,653	33,009
Fixed maturities (trading), at fair value	—	4,009
Equity securities (trading), at fair value	—	85,041
Fixed maturities (available for sale), at fair value	289,388	—
Equity securities (available for sale), at fair value	53,507	—
Prepaid reinsurance premiums	255,941	239,921
Reinsurance recoverable	79,151	89,191
Reinsurance receivable, net	24,542	24,334
Premiums receivable, net	56,846	50,125
Receivable from securities sold	—	1,096
Other receivables	4,172	2,017
Property and equipment, net	9,309	8,968
Deferred policy acquisition costs, net	17,241	17,282
Income taxes recoverable	9,078	2,594
Deferred income tax asset, net	16,652	19,178
Other assets	2,462	1,578

Total assets	$1,001,799	$925,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$166,260	$193,241
Unearned premiums	420,687	388,071
Advance premium	25,671	15,022
Accounts payable	5,010	4,368
Bank overdraft	24,926	25,994
Payable for securities purchased	3,104	1,275
Reinsurance payable, net	134,699	85,259
Income taxes payable	193	699
Other liabilities and accrued expenses	27,745	28,071
Long-term debt	37,476	20,221

Total liabilities	845,771	762,221

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	1	1
Authorized shares - 1,000
Issued shares - 108
Outstanding shares - 108
Minimum liquidation preference, $2.66 per share
Common stock, $.01 par value	430	419
Authorized shares - 55,000
Issued shares - 42,981 and 41,889
Outstanding shares - 35,297 and 40,871
Treasury shares, at cost - 7,684 and 1,018	(31,179)	(3,101)
Additional paid-in capital	38,975	38,684
Accumulated other comprehensive income, net of taxes	(2,608)	—
Retained earnings	150,409	127,511

Total stockholders’ equity	156,028	163,514

Total liabilities and stockholders’ equity	$1,001,799	$925,735